Exhibit 5.2 HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
FILE NO: 51645.000001
December 1, 2017

Atmos Energy Corporation

1800 Three Lincoln Centre

Dallas, Texas 75240

Atmos Energy Corporation

Public Offering of 4,558,404 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the Company’s offering and sale of 4,558,404 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”).

The Shares are being offered and sold as described in the prospectus, dated March 28, 2016 (the “Base Prospectus”), contained in the Registration Statement on Form S-3 (Registration No. 333-210424) (the “Registration Statement”) filed by the Company on March 28, 2016 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement, and the prospectus supplement thereto, dated November 28, 2017 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers of the Company and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion letter, including, among other things, (i) the Virginia Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended through the date hereof, (ii) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing, (iii) resolutions of the Board of Directors of the Company adopted at a meeting held on November 7, 2017, (iv) the Registration Statement, (v) the Prospectus, (vi) an executed copy of the Underwriting Agreement, dated November 28, 2017 (the “Underwriting Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and (vii) and a specimen stock certificate representing the Common Stock.

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS   HOUSTON  LONDON  LOS  ANGELES

MIAMI  NEW  YORK  NORFOLK  RALEIGH  RICHMOND  SAN  FRANCISCO   TOKYO  TYSONS  WASHINGTON

www.hunton.com

Atmos Energy Corporation

December 1, 2017

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia. We express no opinion as to the effect of the laws of the State of Texas on the issuance, payment and nonassessability of the Shares.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

1. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, which is part of the Registration Statement, and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Atmos Energy Corporation

December 1, 2017

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinions are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Hunton & Williams LLP